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                      AMES DEPARTMENT STORES, INC.             Exhibit 20
                         MARCH RESULTS VS. PLAN                 Page 2 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)


                                           March, 1996     Fiscal 1996 YTD
                                          Actual Plan (a)   Actual Plan (a)
CASH FLOW SUMMARY:
Beginning Cash & Cash Equivalents          $22.9    $19.3    $14.2    $14.2

Cash Generated from (Used in) Operations:
   Net Income (Loss)                        (2.0)    (2.1)    (8.1)    (8.5)
   Non-Cash Income Tax Exp (Ben)            (0.9)    (0.9)    (3.4)    (3.6)
   Other                                    (2.6)    (1.5)    (1.9)    (0.9)
                                        ------------------------------------
Cash from Operations                        (5.5)    (4.5)   (13.4)   (13.0)

Changes in Working Capital:
   FIFO Inventory (increase) decrease      (34.1)    (8.2)   (41.8)   (56.5)
   Trade Payables increase (decrease)       23.8    (35.8)    42.9     13.9
   All Other                                (5.4)    (6.2)   (16.9)   (15.4)
                                        ------------------------------------
Net Changes in Working Capital             (15.7)   (50.2)   (15.8)   (58.0)

Capital Expenditures                        (2.5)    (1.4)    (5.1)    (4.7)

Other:
   Short-Term Borrow.(Pymnts)- Revolver     23.4     65.0     54.3    100.7
   Capital Lease Payments                   (0.3)    (0.3)    (0.6)    (0.6)
   Long-Term Debt Payments                  (0.8)    (1.0)    (9.6)    (9.0)
   Restructuring and Other                  (1.2)    (1.6)    (3.7)    (4.3)
   Financing Fee Payments                   (0.3)       -     (0.3)       -
                                        ------------------------------------
Total Other                                 20.8     62.1     40.1     86.8
                                        ------------------------------------

Increase (Decrease) in Cash & Cash Equiv    (2.9)     6.0      5.8     11.1
                                        ------------------------------------

Ending Cash & Cash Equivalents             $20.0    $25.3    $20.0    $25.3
                                        ====================================

(a)As reported on Form 8-K dated February 21, 1996


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